Exhibit 23.6

Consent of Independent Auditors

We consent to the incorporation by reference in Post Effective Amendment No. 1 to the following Registration Statements and related Prospectuses of HA Sustainable Infrastructure Capital, Inc. (f/k/a Hannon Armstrong Sustainable Infrastructure Capital, Inc.) for the registrations of common stock:

1.	Registration Statement (Form S-3 No. 333-265594) of HA Sustainable Infrastructure Capital, Inc.,

2.	Registration Statement (Form S-3 No. 333-269145) of HA Sustainable Infrastructure Capital, Inc., and

3.	Registration Statement (Form S-3 No. 333-275969) of HA Sustainable Infrastructure Capital, Inc.,

of our report dated March 28, 2024, with respect to the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries included in HA Sustainable Infrastructure Capital, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 23, 2024